UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 30, 2005

MEDCATH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-33009	56-2248952
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)
(704) 708-6600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Acceleration of Unvested Stock Options
The compensation committee of the board of directors of MedCath Corporation (the “Company”) has approved a plan to accelerate the vesting of all unvested stock options outstanding under the 1998 Stock Option Plan for Key Employees of MedCath Corporation and Subsidiaries. The accelerated vesting of options will be effective as of September 30, 2005 and is conditioned upon an optionee entering into a sale restriction agreement (the “Restriction Agreement”) which provides that if the optionee exercises a stock option prior to its originally scheduled vesting date while employed by the Company, the optionee will be prohibited from selling the shares of stock acquired upon exercise of the option until the date the option would have become vested had it not been accelerated. The Restriction Agreement also provides that if an optionee exercises an option prior to its originally scheduled vesting date during the 90-day period before or the 90-day period after his or her resignation from employment with the Company, the optionee will be prohibited from selling the stock acquired upon exercise of the option for three years from the option exercise date. The restriction upon sale imposed by the Restriction Agreement will cease to apply in the event of an optionee’s death or permanent disability. The restriction also will cease to apply in the event of a change in control of the Company.
The purpose of the accelerated vesting of these options is to eliminate the compensation expense that the Company would otherwise recognize in future periods with respect to these options upon the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”). SFAS 123R will generally require that all share-based payments to employees, including the vesting of stock option awards, be recognized as compensation expense in the Company’s consolidated financial statements based on their fair values. SFAS 123R became effective for the Company on October 1, 2005.
Amendment of Executive Employment Agreements
In November 2004, the compensation committee of the Company’s board of directors retained Mercer Human Resource Consulting, an international human resource consulting firm, to review the Company’s executive compensation and other terms of employment to determine whether or not the existing arrangements were consistent with market conditions for companies of similar size and character. As a result of this review, the committee has approved amended and restated employment agreements for each of the Company’s executive officers: John T. Casey, Chairman of the Board of Directors; Charles R. Slaton; President and Chief Executive Officer; James E. Harris, Executive Vice President and Chief Financial Officer; Thomas K. Hearn, President, Diagnostic Division and Chief Development Officer; Joan McCanless, Senior Vice President Risk Management and Decision Support/Corporate Compliance Officer; and Grant Wicklund, Senior Vice President and Chief Administrative Officer.
Each of the agreements was executed and delivered on September 30, 2005 and became effective as of the same date. The terms and provisions of the agreements are identical with the exception of title (and associated reporting responsibilities), annual base salary levels and severance payments. The agreements have an initial three-year term that is automatically renewed for successive one year terms unless either the executive or the Company provides notice of non-renewal at least 90 days prior to the end of the initial or any renewal term.
Under the agreements, the Company is required to pay each executive an annual base salary that is no less than the median base salary for a comparable position at corporations of similar size and character as the Company. The agreements provide that the executives will participate in an annual bonus plan that will establish a target annual opportunity equal to 50% of their respective base salaries for the year. The terms and provisions of the bonus plan, including the performance goals and the threshold performance levels that must be met for payment of a bonus will be established each year by the compensation committee. The agreements further provide for the executives to participate in any other compensation plan or program maintained by the Company for senior executives as well as all employee fringe benefit, pension and welfare benefit programs which the Company makes available to senior executives.
Upon the termination of employment of an executive by the Company without cause (other than as a result of disability which is address below), or upon a voluntary termination by the executive for good reason, the agreements provide for the following payments and benefits:
•	for Messrs. Casey and Slaton, an amount equal to the sum of two times his annual base salary and one times his target annual bonus following termination. For Mr. Harris, an amount equal to: (A) one and one-half times his annual base salary if termination occurs prior to a change in control or more than 12 months after a change in control or (B) if such termination occurs upon a change in control or at any time within 12 months after a change in control, the sum of two times his annual base salary and one times his target annual bonus. For Messrs. Hearn and Wicklund and Ms. McCanless, an amount equal to: (A) one times his or her annual base salary if termination occurs prior to a change in control or more than 12 months after a change in control or (B) if such termination occurs upon a change in control or at any time within 12 months after a change in control, the sum of two times his or her annual base salary and one times his or her target annual bonus;

•	earned but unpaid salary (including any awarded but deferred bonus payment);

•	any accrued but unpaid vacation;

•	unreimbursed business expenses; and

•	for Messrs. Casey and Slaton, continued coverage under the Company’s medical, disability and life insurance plans for a period ending on the earlier of (A) the second anniversary of the date of termination or (B) the date the executive becomes covered under comparable plans of a new employer. For Mr. Harris, continued coverage under such plans for a period ending eighteen months after the date of termination or, if earlier, the date he becomes covered under comparable plans of a new employer. For Messrs. Hearn and Wicklund and Ms. McCanless, continued coverage under such plans for a period ending on the earlier of (A) the first anniversary of the date of termination or (B) the date the executive becomes covered under comparable plans of a new employer.
Upon termination by the Company with cause, or by the executive without good reason, the agreements provide for the following payments:
•	earned but unpaid salary (including any awarded but deferred bonus payment);

•	any accrued but unpaid vacation; and

•	unreimbursed business expenses.
Upon termination of employment because of a total and permanent disability, the executive will receive any amounts due under the terms of any disability insurance policy which the Company maintains for the executive, a pro rata portion of the bonus (if any) for the fiscal year in which the disability occurs, any earned but unpaid salary (including any awarded but deferred bonus payment), any accrued but unpaid vacation and any unreimbursed business expenses.
Upon termination of employment because of death, the executive’s estate or designated beneficiaries will receive any death benefits provided under any plans the Company maintains for the executive, a pro rata portion of the bonus (if any) for the fiscal year in which the death occurs, any earned but unpaid salary (including any awarded but deferred bonus payment), any accrued but unpaid vacation and any unreimbursed business expenses.
Each of the agreements contains non-competition and nondisclosure provisions. The nondisclosure provisions provide that the executive will not disclose confidential information regarding the Company and its subsidiaries and affiliates at any time following his or her termination of employment. The non-competition provisions provide that the executive will not, for a period of one year following the date of termination, compete with the Company by directly or indirectly becoming involved with a competitor of the Company. Furthermore, the executive agrees not to solicit employees of the Company for one year following the date of his or her termination of employment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION
Date: October 6, 2005	By:	/s/ James E. Harris
James E. Harris
Executive Vice President and Chief Financial Officer